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                                 SCHEDULE 12(A)

                   TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (IN MILLIONS)

                                                                      NEW BASIS OF ACCOUNTING
                                                        --------------------------------------------------
                                                         NINE-MONTH         FISCAL YEAR       PERIOD FROM
                                                        PERIOD ENDED           ENDED          FEBRUARY 11,
                                                        DECEMBER 31,         MARCH 31,       1997, THROUGH
                                                           1998               1998(b)       MARCH 31, 1997
                                                          ------            -----------     --------------
Income (loss) before income taxes.....................   $  (3.8)            $ (30.2)          $  (2.8)
Interest expense......................................      27.3                37.9               5.0
Interest portion of rent expense......................       0.6                 0.9               0.3
                                                          ------              ------            ------

Adjusted income before income
taxes.................................................   $  24.1             $   8.6           $   2.5
                                                         =======             =======           =======

Fixed charges:
   Interest expense...................................   $  27.3             $  37.9           $   5.0
   Interest portion of rent
   expense............................................       0.6                 0.9               0.3
                                                         -------             -------           -------
Total fixed charges...................................   $  27.9             $  38.8           $   5.3
                                                         =======             =======           =======
Ratio of earnings to fixed
charges(1)............................................       0.9                 0.2               0.5


                                                                PREDECESSOR BASIS OF ACCOUNTING
                                                      -------------------------------------------------
                                                       PERIOD FROM                 YEAR ENDED
                                                         MARCH 1,        FISCAL      DAY OF
                                                      1996, THROUGH     THE LAST    FEBRUARY
                                                     FEBRUARY 10, 1997    1996        1995        1994
                                                     -----------------  --------    --------     ------
Income (loss) before income taxes......................  $  14.5        $  17.7     $  19.5     $  19.6
Interest expense.......................................      --             --          --          --
Interest portion of rent expense.......................      0.6            0.6         0.5         0.5
                                                          ------         ------      ------      ------

Adjusted income before income
taxes.................................................   $  15.1        $  18.3     $  20.0     $  20.1
                                                         =======        =======     =======     =======

Fixed charges:
   Interest expense...................................   $   --         $   --      $   --      $   --
   Interest portion of rent
   expense............................................       0.6            0.6         0.5         0.5
                                                         -------        -------     -------     -------
Total fixed charges...................................   $   0.6        $   0.6     $   0.5     $   0.5
                                                         =======        =======     =======     =======


(1) The ratio of earnings to fixed charges is not meaningful for any periods prior to February 11, 1997 due to the absence of interest expense in the Company's consolidated financial statements.